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                                                                  EXHIBIT 23.3

             [LETTERHEAD OF JONES, WALKER, WAECHTER, POITEVENT,
                       CARRERE & DENEGRE APPEARS HERE]

                              February 11, 1994



Bayou Steel Corporation
River Road
P.O. Box 5000
La Place, LA  70069

      RE:  Bayou Steel Corporation
           Registration Statement on Form S-1
           (File No. 33-72486)
           ----------------------------------

Gentlemen:

      We have acted as special Louisiana counsel to Bayou Steel Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-1 (File No. 33-72486), Amendment No. 1, Amendment No. 2 and Amendment No. 3 (collectively, the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended, relating to the proposed offering of the Company's ____% First Mortgage Notes due 2001 in the aggregate principal amount of $75,000,000.

      In that connection, we hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the use of this consent as an Exhibit to the Registration Statement.

                                      Very truly yours,

                                      JONES, WALKER, WAECHTER, POITEVENT,
                                      CARRERE & DENEGRE, L.L.P.

                                      /s/ Michael K. Tarver
                                      -----------------------------------
                                      Michael K. Tarver